                                                                     Exhibit 4.3

NEITHER THIS NOTE NOR ANY SECURITIES THAT MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN SO REGISTERED AND QUALIFIED OR EVIDENCE IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

                THIRD AMENDED AND RESTATED CONVERTIBLE TERM NOTE

                               DUE APRIL 30, 2005

                                                    Englewood Cliffs, New Jersey
$[       ]                                                As of November 4, 2002


      For value received, EpiCept Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of [NAME OF HOLDER] (hereinafter
referred to as the "Payee") the principal sum of $           (the "Maximum
Principal Amount"), or so much thereof as shall have been advanced by Payee to the Company, with interest from the date hereof on the unpaid balance at the rate of 8% per annum, such interest to accrue on a daily basis from time to time from the date hereof until the date on which this Third Amended and Restated Convertible Term Note (this "Note") is paid in full. This Note is one of a series of notes being issued on the date hereof or that hereafter may be issued to certain investors in the aggregate maximum principal amount of $5,000,000 (this Note, together with such other notes shall be collectively referenced to as the "Convertible Notes"). As additional consideration for the Payee's loan to the Company of up to the Maximum Principal Amount, the Company issued to the Payee a certain Preferred Stock Purchase Warrant of even date herewith (as amended and/or restated, the "Stock Purchase Warrant," and collectively with all other Stock Purchase Warrants issued to other holders of Convertible Notes, the "Stock Purchase Warrants"). Subject to the conversion provisions set forth in
Section 5 and Section 6, all outstanding principal and accrued interest under this Note shall become due and payable on April 30, 2005.

      1. Further Advances. On the date hereof, the Payee has advanced to the Company only a portion of the Maximum Principal Amount. The Company may from time to time request additional advances under the Convertible Notes. Such requests shall be made in writing by the Chief Executive Officer of the Company and shall be directed to TVM IV GmbH & Co. KG ("TVM"), Merlin General Partner II Limited as general partner of the Merlin Biosciences Fund L.P. and as managing partner of the Merlin Biosciences Fund GbR ("Merlin") and Private Equity US Direct Finance ("Private Equity Holding"). Each such request for an additional advance shall also contain a detailed explanation of the reasons the additional advance is required and a certification by the Company's Chief Executive Officer that no Event of Default (as defined below) has occurred. Each such request shall be made no later than 5 business days prior to the date on which the Company requires the requested amount. Should TVM and Merlin each agree that an additional advance should be made, TVM and Merlin shall together send a notice to each holder of a Convertible Note indicating that portion of the Maximum Principal Amount of their Convertible Notes that TVM and Merlin have agreed shall be advanced to the Company, which, for the avoidance of doubt, may be for a lesser amount than that originally requested by the Company (it being understood that each holder will thereby become obligated to advance an equal proportion of the maximum principal amount of his Convertible Note). Upon such notices from time to time transmitted by TVM and Merlin in accordance with the terms of this Note, the Payee agrees to make additional advances to the Company, provided, that the aggregate amount of all advances by the Payee shall not exceed the Maximum Principal Amount. Notwithstanding the foregoing, the Payee, at any time and from time to time, upon 5 business days notice (delivered in the manner prescribed in the Subscription Agreement pursuant to which the Note was purchased) to the Company and each other person or entity that holds one or more of the Convertible Notes, may advance to the Company any amount up to that amount that, together with all amounts previously advanced to the Company by the Payee, equals the Maximum Principal Amount. Each such advance shall be made by wire transfer to the Company's account within three business days after receipt by the Payee of the notice from TVM and Merlin specified above. Notwithstanding anything in the foregoing to the contrary, no additional advances shall be made under the Convertible Notes unless on or before November 30, 2002, the date of maturity of that certain loan from IKB Venture Capital GmbH to EpiCept GmbH (formerly known as Pharmed Labs GmbH) dated on or about April 13, 1998 has been extended to April 30, 2004, unless TVM, Merlin and Private Equity Holding shall unanimously waive or extend the period for compliance with this provision.

      2. Payments. Principal and interest shall be payable in lawful money of the United States of America, by wire transfer to a bank account designated by the Payee or by bank check delivered to the principal office of the Payee or at such other place as the Payee may designate from time to time in writing to the Company.

      3. Prepayment.

            (a) The Company shall have the right at its option at any time to prepay this Note without premium or penalty, provided, that the Company notifies the Payee of the date that it intends to make payment on this Note not less than twenty (20) days prior to such date so as to provide the Payee the opportunity to convert this Note into capital stock of the Company and, provided, further, that the Company may not prepay this Note in anticipation of an Extraordinary Event (as defined below). Any prepayment of this Note shall be accompanied by the interest accrued on the prepaid principal amount.

            (b) Notwithstanding anything in this Note to the contrary, if not sooner prepaid or converted in accordance with the terms hereof, upon the consummation of a Qualified Public Offering (as such term is defined in the Current Charter (defined in Section 6 below)), the entire principal amount of this Note and all accrued and unpaid interest thereon shall be prepaid by the Company, without notice to or the consent of the Payee, with proceeds from such offering.

      4. Principal Amount; Grid Notation. The unpaid principal balance of this Note at any time shall be the total amount advanced by the Payee to the Company, less the total amount of principal payments made hereon by the Company. The date and amount of each such advance and each payment on account of the principal of this Note may be endorsed by the Payee on the grid attached to and made part of this Note, and when so stated shall represent evidence thereof in the absence of manifest error. Any failure by the Payee to so endorse shall in no way mitigate or discharge the obligation of the Company to repay any advances actually made.

      5. Next Round Conversion. If the Company consummates a convertible preferred stock financing with gross proceeds to the Company of at least $10,000,000 (including the principal and accrued interest under the Convertible Notes) and pursuant to which investors in such financing receive securities representing a percentage of the Company's capital stock on a fully-diluted basis immediately after the consummation of such financing equal to no more than the Maximum Percentage of the Company (as defined below) (assuming for the purpose of such calculation the exercise and/or conversion of all options, warrants, preferred stock and other convertible securities) (a "Qualifying Financing"), then, simultaneously with the closing of such Qualifying Financing, the outstanding principal and accrued interest on this Note shall be converted into shares of the new series of convertible preferred stock of the Company (the "Next Round Preferred Stock") which is authorized by the Company in connection with the Qualifying Financing. The terms of the Next Round Preferred Stock shall be subject to negotiation by the Company and the purchasers of Next Round Preferred Stock in the Qualifying Financing, including the Payee, and shall be subject to the unanimous approval of each of TVM, Merlin and Private Equity Holding. Such conversion shall occur at the lower of (i) the lowest price per share paid by any purchaser in the Qualifying Financing and (ii) the price per share calculated so as to assure that, immediately following such conversion of each such Convertible Note, the shares of the Company's common stock, $0.0001 par value per share (the "Common Stock"), issuable upon conversion of the Next Round Preferred Stock bears a proportion to the total number of shares of the Common Stock outstanding or issuable upon exercise and/or conversion of all options, warrants, preferred stock (including the Next Round Preferred Stock) and other convertible securities then outstanding equal to the outstanding principal and accrued interest on all of the Convertible Notes divided by the sum of the outstanding principal and accrued interest on all of the Convertible Notes and $20,000,000.00. To effect such conversion, the Payee shall on or before the closing of the Qualifying Financing become a party to all agreements between the Company and the purchasers of the Next Round Preferred Stock which set forth the terms and conditions of such purchase and the Payee shall be entitled to all the rights granted to the purchasers thereunder and subject to any restrictions or obligations imposed generally on such purchasers. As used in this Note, the term "Maximum Percentage of the Company" shall mean the quotient (expressed as a percentage) obtained by dividing the aggregate consideration paid for Next Round Preferred Stock (including the aggregate outstanding principal and accrued interest of the Convertible Notes (the "Next Round Consideration"), by the sum of (a) the Next Round Consideration and (b) $15,000,000.00.

      6. Optional Conversion. So long as the Company does not consummate a Qualifying Financing prior thereto, at any time hereinafter upon the unanimous written election (the "Optional Conversion Election") of TVM, Merlin and Private Equity Holding to effect the conversion of all of the Convertible Notes, the outstanding principal and accrued interest on this

Note shall be converted into shares of a new series of the convertible preferred stock of the Company (the "Optional Conversion Preferred Stock"), at a price per share calculated so as to assure that, immediately following such conversion of the Convertible Notes, the shares of the Common Stock issuable upon conversion of the Optional Conversion Preferred Stock bears a proportion to the total number of shares of the Company's Common Stock outstanding or issuable upon exercise and/or conversion of all options, warrants (excluding all Stock Purchase Warrants), preferred stock (including the Optional Conversion Preferred Stock) and other convertible securities then outstanding equal to the outstanding principal and accrued interest on all of the Convertible Notes divided by the sum of the outstanding principal and accrued interest on all of the Convertible Notes and $20,000,000.00. Such conversion shall occur as soon as reasonably practicable after the delivery of the Optional Conversion Election. The terms of the Optional Conversion Preferred Stock shall be subject to negotiation by the Company and the holders of the Convertible Notes, including the Payee, but in any event shall (a) provide that (1)upon any liquidation or deemed liquidation event (as described in Section 1 of Article FOURTH of the Company's Certificate of Incorporation as amended and/or restated from time to time (the "Current Charter")) holders of Optional Convertible Preferred Stock shall be entitled to receive on account of each of their shares of Optional Convertible Preferred Stock first out of the assets of the Company available to holders of the Company's capital stock, an amount not less than three (3) times the amount per share at which the Convertible Notes are converted into Optional Conversion Preferred Stock and (2) provide the Optional Convertible Preferred Stock with so-called "full ratchet anti-dilution protection," and (b) be subject to the unanimous approval of each of TVM, Merlin and Private Equity Holding. To effect such conversion, the Company and the Payee shall become parties to all ordinary and customary agreements necessary to fully set forth the terms and conditions of such purchase and to provide the Payee with all the rights, and subject the Payee to all of the restrictions or obligations, granted to or imposed on the holders of the Optional Conversion Preferred Stock in connection with their purchase thereof, as such rights, restrictions and obligations may have been amended from time to time. Promptly after the delivery by TVM, Merlin and Private Equity Holding of the Optional Conversion Election, the Company shall use its best efforts to cause to be taken all corporate action necessary to amend its Certificate of Incorporation to authorize the shares of Optional Conversion Preferred Stock issuable upon conversion of the Convertible Notes and the exercise of all Stock Purchase Warrants and the shares of Common Stock issuable upon conversion of such shares of Optional Conversion Preferred Stock and to effect all other changes to the Company's Certificate of Incorporation as may be required.

      7. Payment Upon Liquidation. At the unanimous election of TVM, Merlin and Private Equity Holding, upon the occurrence of an Extraordinary Event, the holder hereof shall be entitled to receive an amount in full satisfaction of this Note, such amount to be paid out of the assets of the Company before any payments are made on account of any capital stock of the Company, equal to three
(3) times the principal amount of this Note, plus all interest accrued on this Note. The Company shall not incur any obligation (except with respect to its issuance of Convertible Notes) outside of its ordinary course of business after the date hereof that would be have priority over the obligation described herein, except with the unanimous consent of TVM, Merlin and Private Equity Holding. The Company shall not participate in an Extraordinary Event without notifying the Payee of its intention to so participate in such Extraordinary Event at least 10 business days prior to such Extraordinary Event. As used in this Note, the term

"Extraordinary Event" means (a) a merger, consolidation, share exchange or other form of corporate reorganization involving the Company in which the stockholders of the Company immediately before such merger, consolidation, share exchange or other corporate reorganization dispose of in excess of fifty percent (50%) of the issued and outstanding capital stock of the Company; (b) any transaction or series of related transactions in which (i) all or substantially all of the assets of the Company are sold, or (ii) in excess of fifty percent (50%) of the shares of Common Stock (assuming conversion of all convertible securities) is issued transferred to any person (other than in a Qualifying Financing); or (c) any event that would trigger payments to the holders of any series of the Preferred Stock under Section 1(c) of Article FOURTH of the Current Charter in the absence of the prescribed vote of the holders of such series to the contrary.

      8. Cancellation of Note. Upon conversion of this Note, in accordance with Sections 5 or 6 hereunder, all rights with respect to this Note shall terminate, whether or not the Note has been surrendered for cancellation, and the Company will be forever released from its obligation under this Note, except its obligation under Sections 5 or 6 herein.

      9. Events of Default.

            If any of the following events ("Events of Default") shall occur:

            (a) A final judgment or settlement shall be rendered against or agreed to by the Company or any of its subsidiaries for the payment of money that, after deducting the amount of any insurance proceeds paid or payable to or on behalf of the Company or such subsidiary in connection with such judgment or settlement, as the case may be, is in excess of $50,000, and such judgment shall remain undischarged for a period of thirty (30) days, during which period execution shall not effectively be stayed, or such settlement shall remain unpaid for a period of thirty (30) days after the agreed payment date unless such delay has been agreed to by the other party. If a dispute exists with respect to the liability of any insurance underwriter under any insurance policy of the Company or such subsidiary, no deduction under this subsection shall be made for any portion of the insurance proceeds that are the subject of such dispute;

            (b) The Company or any of its subsidiaries shall (i) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of it or of all or a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make, or enter into negotiations to make, a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code of the United States (as now or hereafter in effect), (v) file a petition (relating to itself) seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts,
(vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code of the United States or other applicable bankruptcy law or (vii) take any corporate action for the purpose of effecting any of the foregoing;

            (c) Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the Company or any of its subsidiaries the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such entity or of all or any substantial part of its assets, or other like relief in respect of such entity under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; and, if the proceeding is being contested in good faith by such entity, the same shall continue undismissed, or unstayed and in effect for any period of forty-five (45) consecutive days, or an order for relief against such entity shall be entered in any case under the Federal Bankruptcy Code of the United States or other applicable bankruptcy law;

            (d) Any foreclosure or other proceedings shall be commenced to enforce, execute or realize upon any lien, encumbrance, attachment, trustee process, mortgage or security interest for payment of an amount in excess of $50,000 against the Company or any of its subsidiaries;

            (e) There shall occur any default not cured within the applicable grace period under any instrument or agreement evidencing any indebtedness in excess of $50,000 for money borrowed by the Company or any of its subsidiaries;

            (f) There shall occur any acceleration or any default not cured within the applicable grace period under any of the agreements relating to the loans to the Company or EpiCept GmbH from IKB Venture Capital GmbH or Technologie-Beteiligungs-Gesellschaft mbH der Deutschen Ausgleichsbank;

            (g) There shall occur, in the reasonable opinion TVM, Merlin and Private Equity Holding, any material adverse change in the financial condition of the Company or any of its subsidiaries as compared to the Company's condition on the date hereof;

            (h) There shall occur any merger, consolidation, share exchange or other form of corporate reorganization involving the Company in which the stockholders of the Company immediately before such merger, consolidation, share exchange or other corporate reorganization dispose of in excess of fifty percent (50%) of the issued and outstanding capital stock of the Company;

            (i) There shall occur any transaction or series of related transactions in which (i) all or substantially all of the assets of the Company are sold, or (ii) in excess of fifty percent (50%) of the shares of Common Stock (assuming conversion of all convertible securities) is issued transferred to any person (other than in a Qualifying Financing or a Qualified Public Offering); or

            (j) There shall occur any event that will trigger payments to the holders of any series of the Preferred Stock under Section 1(c) of Article FOURTH of the Current Charter in the absence of the prescribed vote of the holders of such series to the contrary;

then, upon the written consent of the holders of at least a majority in aggregate principal amount of the Convertible Notes then outstanding (the "Majority Holders") at any time thereafter when such Event of Default is continuing, if such Event of Default or any other Event of Default shall have not been waived by the Majority Holders, the Payee may by notice to the Company declare this Note due and payable, upon which an amount equal to three (3) times the principal amount of this Note, plus all interest accrued on this Note any other amounts owing hereunder immediately shall be due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (b) or (c) above, then an amount equal to three (3) times the principal amount of this Note, plus all interest accrued on this Note any other amounts owing hereunder, shall be immediately due and payable without the necessity of any action by the Majority Holders or the Payee, or notice to the Company. The Company shall notify Payee forthwith and in any event within one (1) business day of the occurrence of any Event of Default.

      10. Transfer and Exchange of Note.

            (a) Transfer. Subject to evidence of compliance with the Securities Act of 1933, as amended, (the "Securities Act"), and applicable state securities laws, this Note may be transferred or succeeded to by any person; provided, however, that the Company is given written notice at the time of such transfer stating the name and address of the transferee.

            (b) Exchange. Upon surrender of this Note for transfer or exchange, a new note or new notes of the same tenor dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Note is registered, as the owner hereof and the Payee hereunder for the purpose of receiving payment and for all other purposes.

      11. Compliance with Securities Act. The Payee, by acceptance hereof, agrees that this Note is being acquired for investment for its own account and not with a view towards its distribution and that the Payee will not offer, sell or otherwise dispose of this Note or shares of capital stock of the Company issued upon conversion of this Note except under circumstances which will not result in a violation of the Securities Act and applicable state securities laws. The Payee represents that he/she/it is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act, and shall promptly notify the Company if at any time prior to June 30, 2003 such Payee is no longer an "accredited investor."

      12. Miscellaneous.

            (a) Expenses. The Company agrees to reimburse and indemnify the Payee for all costs and expenses (including reasonable attorney's fees) incurred by the Payee (i) in connection with the preparation of the Convertible Notes, the Stock Purchase Warrants and the transactions contemplated by such notes and warrants and (ii) in collecting payment hereof and in otherwise enforcing compliance herewith.

            (b) Binding Benefit. This Note, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each of the holders of the Convertible Notes is an intended third party beneficiary of the obligations of the Payee hereunder.

            (c) No Waiver. No delay or omission on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Payee, nor shall any delay, omission or waiver on any occasion be deemed a bar to, or waiver of, the same or any other right on any future occasion.

            (d) Waivers by the Company. The undersigned and every indorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notice of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral available to the Payee, if any, and to the additions or releases of any other parties or persons primarily or secondarily liable.

            (e) Rights of Action; Remedies. All rights of action with respect to this Note are vested in the Payee, and the Payee may enforce against the Company its right to convert this Note into shares of capital stock of the Company in the manner provided in this Note. The Company stipulates that the remedies at law of the Payee in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Note are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

            (f) Loss or Mutilation. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company at its expense will execute and deliver, in lieu hereof, a new note of like tenor.

            (g) Amendments and Waivers; Supercedes Prior Notes. No provision of this Note may be amended or waived except with the unanimous written consent of TVM, Merlin, Private Equity Holding and the Company, and any amendment or waiver of this Note and the other Convertible Notes made with such consent shall be binding on all holders of the Convertible Notes (including this Note); provided, however, that (i) no amendment or waiver respecting the amount of payment of principal or interest on this Note shall be made without the written consent of the holder of this Note, and (ii) the holder of this Note may waive any right or benefit hereunder, but only as to itself, by its written consent. By countersigning this Note on the signature page hereof, the undersigned consents and agrees to all amendments to the Second Amended Note (defined below), the First Amended Note (defined below) and the Original Note (defined below) contained in this Note. This Note supercedes and replaces a certain (i) Second Amended and Restated Convertible Term Note of even date herewith (the "Second Amended Note"), (ii) Amended and Restated Convertible Term Note of even date herewith (the "First Amended Note") and (ii) Convertible Term Note of even date herewith (the "Original Note"), each issued by the Company to the Payee and Payee acknowledges that the Second Amended

Note, the First Amended Note and the Original Note are no longer outstanding or obligations of the Company.

            (h) Governing Law. All rights and obligations under this Note shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

            (i) Pari Passu. The Convertible Notes rank equally and ratably without priority over one another. No payment, including prepayment, shall be made hereunder unless payment, including any prepayment, is made with respect to the other Convertible Notes in an amount which bears the same ratio to the then outstanding unpaid principal amount of such other Convertible Notes as the payment made hereon bears to the then outstanding unpaid principal amount of this Note.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.


                                        EPICEPT CORPORATION

                                        By:
                                           -------------------------------------
                                                                     (signature)

                                        Name: Robert W. Cook
                                              ----------------------------------

                                        ----------------------------------------
                                                                       (printed)


                                        Its: Chief Financial Officer
                                             -----------------------------------

                                        ----------------------------------------
                                                                         (title)


ACCEPTED AND AGREED:

[NAME OF HOLDER]



By:
   -------------------------------------
                             (signature)

Name:
     -----------------------------------
                               (printed)

Title:
      ----------------------------------
                                 (title)